Exhibit 10.5

AMENDMENT 2008-1

TO THE

UWHARRIE CAPITAL CORP

EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to Section 9.1 of the Uwharrie Capital Corp Employee Stock Ownership Plan (the “Plan”), and notwithstanding any other provision in the Plan to the contrary, the Board of Directors of Uwharrie Capital Corp (the “Employer”) hereby amends the Plan to correct a scrivener’s error from a prior amendment to the Plan and to correct provisions related to the use of forfeitures in the Plan. The first two amendments below are corrective amendment which was requested by the Internal Revenue Service during the review of the Plan for an updated favorable determination letter. The third amendment is a corrective provision on the use of forfeitures.

1.           Effective January 1, 2002 through January 1, 2007, Section 1.22 of the Plan is amended to provide that any forfeitures that occur under the Plan will be allocated to all eligible participants along with the allocation of the employer contributions and shall read as follows:

“1.22   “Forfeiture” Under this Plan, Participants accounts are 100% Vested at all times. Any amounts that may otherwise be forfeited under the Plan pursuant to Section 3.6 shall be allocated to Participants together with the annual Employer contribution made under Section 4.1(a). Amounts that are forfeited under the Plan pursuant to Section 7.4(b) shall be used to either reduce annual Employer contributions made under Section 4.1(a) or pay administrative expenses as set forth in Section 4.3(g).”

2.           Effective January 1, 2007, the first full sentence of Section 1.22 is removed in its entirety to reflect the addition of a vesting schedule in Section 7.4(b).

3.           Effective January 1, 2007, Section 4.3(g) of the Plan is amended to reflect the addition of a vesting schedule in Section 7.4(b) and shall read as follows:

    “(g)   Forfeitures. Effective January 1, 2007, amounts that are forfeited under this Plan will be used to either reduce the annual Employer contributions made under Section 4.1(a) or , in the discretion of the Employer, to pay administrative expenses related to the administration of the Plan and Trust.”

The Employer has caused this document to be signed this the 16th day of September, 2008.

UWHARRIE CAPITAL CORP.

By: /s/ Roger L. Dick

Its: /s/ President and Chief Executive Officer